                                                                     EXHIBIT 4.4

                                SECOND AMENDMENT

     THIS SECOND AMENDMENT dated as of May 9, 2006 (this "Amendment") is to the Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of September 8, 2004 among UNITED AUTO GROUP, INC. (the "Company"), various financial institutions (the "Lenders") and DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC (formerly DaimlerChrysler Services North America LLC), as agent for the Lenders (the "Agent"), as previously amended. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

     WHERAS, the parties hereto agree that the terms of this Amendment shall be effective as of March 31, 2006;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENT. Effective as of March 31, 2006, the definition of "Suretyship Liabilities" in Section 1.1 of the Credit Agreement shall be amended to read in its entirety as follows:

          Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or\ otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby and shall in all cases exclude any guarantees by the Company or any Subsidiary of an operating lease of the Company or any Subsidiary.

     SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that: (a) the representations and warranties made in Section 8 of the Credit Agreement are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any governmental authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any of its Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any of its Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     SECTION 3 EFFECTIVENESS. The amendment set forth in Section 1 above shall become effective as of the date hereof when the Agent shall have received (a) a counterpart of this Amendment executed by the Company and the Required Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Agent. Any previously existing breach of the Amended Credit Agreement due to existing or previously existing operating leases guaranteed by the Company or any Subsidiary shall be hereby waived.

     3.1 Reaffirmation. A counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by each Loan Party other than the Company.

     3.2 Other Documents. Such other documents as the Agent or any Lender may reasonably request.

     SECTION 4 MISCELLANEOUS.

     4.1 Continuing Effectiveness, etc. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. All references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

     4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     4.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

     4.4 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be wholly performed within the State of New York.

     4.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Delivered as of the day and year first above written.

                                        UNITED AUTO GROUP, INC.


                                        By: /s/ James R. Davidson
                                            ------------------------------------
                                        Title: Executive Vice President -
                                               Finance


                                        DAIMLERCHRYSLER FINANCIAL SERVICES
                                        AMERICAS LLC, as Agent, as Issuing
                                        Lender and as a Lender


                                        By: /s/ Michele Nowak
                                            ------------------------------------
                                        Title: Credit Director of National
                                               Accounts


                                        TOYOTA MOTOR CREDIT CORPORATION,
                                        as a Lender


                                        By: /s/ William Shiao
                                            ------------------------------------
                                        Title: National Dealer Credit Manager

                                    EXHIBIT A

                              FORM OF REAFFIRMATION

                               as of May __, 2006

DaimlerChrysler Financial Services
Americas LLC, as Agent
and the Lenders party
to the Second Amended and Restated Credit Agreement referred to below
27777 Inkster Road
Farmington Hills, Michigan 48334
Attn: Michele Nowak

     RE: REAFFIRMATION OF LOAN DOCUMENTS

Ladies and Gentlemen:

     Please refer to:

     (a) The Second Amended and Restated Security Agreement dated as of September 8, 2004 (the "Security Agreement") among United Auto Group, Inc. (the "Company"), its subsidiaries and DaimlerChrysler Financial Services Americas LLC (formerly DaimlerChrysler Services North America LLC) in its capacity as Agent (in such capacity, the "Agent"), as previously amended;

     (b) The Guaranty dated as of October 8, 1999 (the "Guaranty") executed in favor of the Agent and various other parties by all subsidiaries of the Company; and

     (c) The Pledge Agreement dated as of October 8, 1999 (the "Pledge Agreement") executed by the Company and certain of its subsidiaries.

     Each of the undersigned acknowledges that the Company, the Lenders and the Agent have executed the First Amendment (the "Amendment") to the Second Amended and Restated Credit Agreement dated as of September 8, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein have the meanings given in the Credit Agreement.

     Each of the undersigned hereby confirms that the Security Agreement, the Guaranty, the Pledge Agreement and each other Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in each Loan Document to the "Credit Agreement" shall be references to the Credit Agreement, as amended by the Amendment.

DaimlerChrysler Financial Services
Americas LLC, as Agent

     This letter agreement may be signed in counterparts and by the various parties on separate counterparts. This letter agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                                        ATLANTIC AUTO FUNDING CORPORATION
                                        ATLANTIC AUTO SECOND FUNDING CORPORATION
                                        ATLANTIC AUTO THIRD FUNDING CORPORATION
                                        AUTO MALL PAYROLL SERVICES, INC.
                                        BRETT MORGAN CHEVROLET-GEO, INC.
                                        CJNS, LLC
                                        CLASSIC AUTO GROUP, INC.
                                        CLASSIC IMPORTS, INC.
                                        CLASSIC MANAGEMENT COMPANY, INC.
                                        CLASSIC TURNERSVILLE, INC.
                                        COVINGTON PIKE DODGE, INC.
                                        DAN YOUNG CHEVROLET, INC.
                                        DIFEO PARTNERSHIP, LLC
                                        EUROPA AUTO IMPORTS, INC.
                                        FLORIDA CHRYSLER-PLYMOUTH, INC.
                                        FRN OF TULSA, LLC
                                        GENE REED CHEVROLET, INC.
                                        GMG MOTORS, INC.
                                        GOODSON NORTH, LLC
                                        GOODSON PONTIAC GMC, LLC
                                        GOODSON SPRING BRANCH, LLC
                                        HBL, LLC
                                        HT AUTOMOTIVE, LTD.
                                        JS IMPORTS, LLC
                                        KMPB, LLC
                                        KMT/UAG, INC.
                                        LANDERS AUTO SALES, LLC
                                        LANDERS BUICK-PONTIAC, INC.
                                        LANDERS FORD NORTH, INC.
                                        LANDERS NISSAN, LLC
                                        LANDERS UNITED AUTO GROUP NO. 2, INC.
                                        LATE ACQUISITION I, LLC
                                        LATE ACQUISITION II, LLC
                                        LMNS, LLC
                                        LRP, LTD.
                                        MICHAEL CHEVROLET-OLDSMOBILE, INC.
                                        MOTORCARS ACQUISITION II, LLC
                                        MOTORCARS ACQUISITION III, LLC
                                        MOTORCARS ACQUISITION IV, LLC

DaimlerChrysler Financial Services
Americas LLC, as Agent

                                        MOTORCARS ACQUISITION V, LLC
                                        MOTORCARS ACQUISITION VI, LLC
                                        MOTORCARS ACQUISITION, LLC
                                        NISSAN OF NORTH OLMSTED, LLC
                                        PALM AUTO PLAZA, LLC
                                        PEACHTREE NISSAN, INC.
                                        PMRC, LLC
                                        REED-LALLIER CHEVROLET, INC.
                                        RELENTLESS PURSUIT ENTERPRISES, INC.
                                        SA AUTOMOTIVE, LTD.
                                        SAU AUTOMOTIVE, LTD.
                                        SCOTTSDALE FERRARI, LLC
                                        SCOTTSDALE JAGUAR, LTD.
                                        SCOTTSDALE MANAGEMENT GROUP, LTD.
                                        SIGMA MOTORS INC.
                                        SK MOTORS, LTD.
                                        SL AUTOMOTIVE, LTD.
                                        SOMERSET MOTORS, INC.
                                        SUN MOTORS, LTD.
                                        THE NEW GRACELAND DODGE, INC.
                                        TRI-CITY LEASING, INC.
                                        UAG ATLANTA IV MOTORS, INC.
                                        UAG BOSTON BENTLEY, LLC
                                        UAG BOSTON FMB, LLC
                                        UAG BOSTON FML, LLC
                                        UAG BOSTON FMM, LLC
                                        UAG BOSTON FMR, LLC
                                        UAG CAPITOL, INC.
                                        UAG CAROLINA, INC.
                                        UAG CENTRAL FLORIDA MOTORS, LLC
                                        UAG CENTRAL NJ, LLC
                                        UAG CENTRAL REGION MANAGEMENT, LLC
                                        UAG CERRITOS, LLC
                                        UAG CHCC, INC.
                                        UAG CHEVROLET, INC.
                                        UAG CLASSIC, INC.
                                        UAG CLOVIS, INC.
                                        UAG CONNECTICUT I, LLC
                                        UAG CONNECTICUT, LLC
                                        UAG DULUTH, INC.
                                        UAG EAST, LLC
                                        UAG ESCONDIDO A1, INC.
                                        UAG ESCONDIDO H1, INC.
                                        UAG ESCONDIDO M1, INC.

DaimlerChrysler Financial Services
Americas LLC, as Agent

                                        UAG FAIRFIELD CA, LLC
                                        UAG FAIRFIELD CM, LLC
                                        UAG FAIRFIELD CP, LLC
                                        UAG FAYETTEVILLE I, LLC
                                        UAG FAYETTEVILLE II, LLC
                                        UAG FAYETTEVILLE III, LLC
                                        UAG FINANCE COMPANY, INC.
                                        UAG GD, LTD.
                                        UAG GN, LTD.
                                        UAG GP, LTD
                                        UAG GRACELAND II, INC.
                                        UAG GW, LTD.
                                        UAG HOUSTON ACQUISITION, LTD.
                                        UAG HUDSON, INC.
                                        UAG INTERNATIONAL HOLDINGS, INC.
                                        UAG KISSIMMEE MOTORS, INC.
                                        UAG LANDERS SPRINGDALE, LLC
                                        UAG LOS GATOS, INC.
                                        UAG MARIN, INC.
                                        UAG MEMPHIS II, INC.
                                        UAG MEMPHIS MANAGEMENT, INC.
                                        UAG MEMPHIS IV, INC.
                                        UAG MENTOR ACQUISITION, LLC
                                        UAG MICHIGAN CADILLAC, LLC
                                        UAG MICHIGAN H1, LLC
                                        UAG MICHIGAN H2, LLC
                                        UAG MICHIGAN HOLDINGS, INC.
                                        UAG MICHIGAN PONTIAC-GMC, LLC
                                        UAG MICHIGAN T1, LLC
                                        UAG MICHIGAN TMV, LLC
                                        UAG MINNEAPOLIS B1, LLC
                                        UAG NANUET I, LLC
                                        UAG NANUET II, LLC
                                        UAG NEVADA LAND, LLC
                                        UAG NORTHEAST BODY SHOP, INC.
                                        UAG NORTHEAST, LLC
                                        UAG OLDSMOBILE OF INDIANA, LLC
                                        UAG PHOENIX VC, LLC
                                        UAG REALTY, LLC
                                        UAG ROYAL PALM, LLC
                                        UAG SAN DIEGO A1, INC.
                                        UAG SAN DIEGO H1, INC.
                                        UAG SAN DIEGO JA, INC.
                                        UAG SOUTHEAST, INC.
                                        UAG SPRING, LLC

DaimlerChrysler Financial Services
Americas LLC, as Agent

                                        UAG STEVENS CREEK II, INC.
                                        UAG SUNNYVALE, INC.
                                        UAG TEXAS II, INC.
                                        UAG TEXAS, LLC
                                        UAG TORRANCE, INC.
                                        UAG TULSA HOLDINGS, LLC
                                        UAG TULSA VC, LLC
                                        UAG TURNERSVILLE MOTORS, LLC
                                        UAG TURNERSVILLE REALTY, LLC
                                        UAG VC II, LLC
                                        UAG VK, LLC
                                        UAG WEST BAY AM, LLC
                                        UAG WEST BAY FM, LLC
                                        UAG WEST BAY IA, LLC
                                        UAG WEST BAY IAU, LLC
                                        UAG WEST BAY IB, LLC
                                        UAG WEST BAY II, LLC
                                        UAG WEST BAY IL, LLC
                                        UAG WEST BAY IM, LLC
                                        UAG WEST BAY IP, LLC
                                        UAG WEST BAY IV, LLC
                                        UAG WEST BAY IW, LLC
                                        UAG WEST, LLC
                                        UAG YOUNG II, INC.
                                        UAG-CARIBBEAN, INC.
                                        UNITED AUTO GROUP, INC.
                                        UNITED AUTO LICENSING, LLC
                                        UNITED AUTOCARE PRODUCTS, LLC
                                        UNITED AUTO SCOTTSDALE PROPERTY
                                           HOLDINGS, LLC
                                        UNITED NISSAN, INC., A GEORGIA
                                           CORPORATION
                                        UNITED NISSAN, INC., A TENNESSEE
                                           CORPORATION
                                        UNITED RANCH AUTOMOTIVE, LLC
                                        UNITEDAUTO DODGE OF SHREVEPORT, INC.
                                        UNITEDAUTO FIFTH FUNDING INC.
                                        UNITEDAUTO FINANCE INC.
                                        UNITEDAUTO FOURTH FUNDING INC.
                                        WEST PALM AUTO MALL, INC.
                                        WEST PALM NISSAN, LLC
                                        WESTBURY SUPERSTORE, LTD.
                                        WTA MOTORS, LTD.
                                        YOUNG MANAGEMENT GROUP, INC.

DaimlerChrysler Financial Services
Americas LLC, as Agent

                                        UAG TULSA JLM, LLC
                                        UNITED FORD SOUTH, LLC
                                        UNITED FORD NORTH, LLC
                                        UNITED FORD BROKEN ARROW, LLC
                                        DEALER ACCESSORIES, LLC
                                        UAG WEST BAY IN, LLC
                                        UAG SAN DIEGO AU, INC.
                                        UAG SAN DIEGO MANAGEMENT, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

DaimlerChrysler Financial Services
Americas LLC, as Agent

                                        CLASSIC MOTOR SALES, LLC
                                        CLASSIC ENTERPRISES, LLC

                                        By: United Auto Group, Inc.
                                            Member


                                        By:
                                            ------------------------------------
                                        Title: Executive Vice President -
                                               Finance


                                        CLASSIC NISSAN OF TURNERSVILLE, LLC

                                        By: Classic Management Company, Inc.
                                            Member


                                        By:
                                            ------------------------------------
                                        Title: Assistant Treasurer


                                        DAN YOUNG MOTORS, LLC

                                        By: DAN YOUNG CHEVROLET, INC.
                                            Member


                                        By:
                                            ------------------------------------
                                        Title: Assistant Treasurer


                                        SHANNON AUTOMOTIVE, LTD.

                                        By: UAG TEXAS, LLC
                                            a general partner


                                        By:
                                            ------------------------------------
                                        Title: Treasurer

DaimlerChrysler Financial Services
Americas LLC, as Agent

                                        UAG CITRUS MOTORS, LLC

                                        By: United Auto Group, Inc.
                                            Member


                                        By:
                                            ------------------------------------
                                        Title: Executive Vice President -
                                               Finance


                                        YOUNG AUTOMOTIVE HOLDINGS, LLC
                                        UAG YOUNG AUTOMOTIVE GROUP, LLC
                                        D. YOUNG CHEVROLET, LLC

                                        By: United Auto Group, Inc., Member


                                        By:
                                            ------------------------------------
                                        Title: Executive Vice President -
                                               Finance


                                        LANDERS FORD, INC
                                        NATIONAL CITY FORD, INC.
                                        CENTRAL FORD CENTER, INC.
                                        UAG/PFS, INC.


                                        By:
                                            ------------------------------------
                                        Title: Assistant Treasurer

                                        COUNTY AUTO GROUP PARTNERSHIP
                                        DANBURY AUTO PARTNERSHIP
                                        DIFEO CHRYSLER PLYMOUTH JEEP
                                        EAGLE PARTNERSHIP
                                        DIFEO HYUNDAI PARTNERSHIP
                                        DIFEO LEASING PARTNERSHIP
                                        DIFEO NISSAN PARTNERSHIP
                                        DIFEO TENAFLY PARTNERSHIP
                                        HUDSON MOTOR PARTNERSHIP

DaimlerChrysler Financial Services
Americas LLC, as Agent

                                        OCT PARTNERSHIP
                                        SOMERSET MOTORS PARTNERSHIP

                                        By: DIFEO PARTNERSHIP, INC.
                                            a general partner


                                        By:
                                            ------------------------------------
                                        Title: Assistant Treasurer

DaimlerChrysler Financial Services
Americas LLC, as Agent

ACKNOWLEDGED AND AGREED
as of the date first written above

DAIMLERCHRYSLER FINANCIAL SERVICES
AMERICAS, LLC, as Agent


By:
    ---------------------------------
Title:
       ------------------------------